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INTEGRATIVE MEDICINE COMMUNICATIONS, INC.

Table of Contents

Page(s)
Report of Independent Accountants	1
Financial Statements
Balance Sheets November 30, 2001 and December 31, 2000	2
Statements of Operations For the period ended November 30, 2001 and for the year ended December 31, 2000	3
Statements of Stockholders' Deficit For the period ended November 30, 2001 and for the year ended December 31, 2000	4
Statements of Cash Flows For the period ended November 30, 2001 and for the year ended December 31, 2000	5
Notes to Financial Statements	6-14

Report of Independent Accountants

To the Board of Directors and Shareholders of
A.D.A.M., Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Integrative Medicine Communications, Inc. at November 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the period ended November 30, 2001 and for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 1, effective December 3, 2001, Integrative Medicine Communications, Inc. was acquired by A.D.A.M., Inc.

By:	/s/ PricewaterhouseCoopers LLP

January 18, 2002

INTEGRATIVE MEDICINE COMMUNICATIONS, INC.
Balance Sheets
November 30, 2001 and December 31, 2000

	2001	2000
ASSETS
Current assets
Cash and cash equivalents	$7,456	$65,289
Accounts receivable, net of allowance of $18,340 and $77,088, respectively	268,807	218,499
Inventories, net	51,831	44,739
Prepaid expenses and other current assets	22,185	80,732

Total current assets	350,279	409,259
Property and equipment, net	110,640	213,621
Intangible assets, net	157,011	465,824
Other assets	9,501	9,671

Total assets	$627,431	$1,098,375

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	643,020	383,583
Deferred revenue	729,762	731,136
Current portion of capital lease obligations	32,859	66,807
Convertible notes payable	—	200,000

Total current liabilities	1,405,641	1,381,526
Capital lease obligations, net of current portion	5,169	34,449

Total liabilities	1,410,810	1,415,975

Commitments and Contingencies
Mandatorily redeemable convertible preferred stock	12,849,683	11,092,642
Stockholders' deficit
Common stock, no par value; 11,691,880 shares authorized; 1,999,200 shares issued and outstanding at November 30, 2001 and December 30, 2000	10,977	10,977
Additional paid-in capital	—	—
Accumulated deficit	(13,644,039)	(11,421,219)

Total stockholders' deficit	(13,633,062)	(11,410,242)

Total liabilities and stockholders' deficit	$627,431	$1,098,375

The accompanying notes are an integral part of these financial statements.

INTEGRATIVE MEDICINE COMMUNICATIONS, INC.
Statements of Operations
For the period ended November 30, 2001 and for the year ended December 31, 2000

	2001	2000
Net revenue
Book sales	$117,624	$419,343
Subscriptions	1,582,231	2,051,349
Other	172,358	114,921

Total net revenues	1,872,213	2,585,613

Operating expenses
Cost of book sales	59,266	320,752
Cost of subscriptions	411,379	600,937
Cost of other revenue	107,418	77,045
Product development	947,826	1,935,608
General and administrative	1,059,936	1,563,572
Sales and marketing	712,767	2,257,567

Total operating expenses	3,298,592	6,755,481

Loss from operations	(1,426,379)	(4,169,868)
Interest expense, net	15,112	128,328

Net loss	$(1,441,491)	$(4,298,196)

The accompanying notes are an integral part of these financial statements.

INTEGRATIVE MEDICINE COMMUNICATIONS, INC.
Statements of Stockholders' Deficit
For the period ended November 30, 2001 and for the year ended December 31, 2000

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount
Balance, December 31, 1999	663,000	$3,240	$—	$(6,563,397)	$(6,560,157)
Common stock split—4 for 1	1,989,000	—	—	—	—
Purchase of restricted stock	40,000	8,000	—	—	8,000
Issuance of warrants	—	—	23,182	—	23,182
Accretion and dividends on mandatorily redeemable convertible preferred stock	—	—	(23,182)	(559,626)	(582,808)
Repurchase of restricted stock	(692,800)	(263)	—	—	(263)
Net loss	—	—	—	(4,298,196)	(4,298,196)

Balance, December 31, 2000	1,999,200	10,977	—	(11,421,219)	(11,410,242)
Accretion and dividends on mandatorily redeemable convertible preferred stock	—	—	—	(781,329)	(781,329)
Net loss	—	—	—	(1,441,491)	(1,441,491)

Balance, November 30, 2001	1,999,200	$10,977	$—	$(13,644,039)	$(13,633,062)

The accompanying notes are an integral part of these financial statements.

INTEGRATIVE MEDICINE COMMUNICATIONS, INC.
Statements of Cash Flows
For the period ended November 30, 2001 and for the year ended December 31, 2000

	2001	2000
Cash flows from operating activities
Net loss	$(1,441,491)	$(4,298,196)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	484,428	477,078
Non-cash interest related to convertible notes	—	108,485
Changes in assets and liabilities
Accounts receivable	(50,308)	444,853
Inventories	(7,092)	81,120
Prepaid expenses and other current assets	58,717	62,476
Accounts payable and accrued expenses	264,981	(590,086)
Deferred revenue	(1,374)	51,112

Net cash used in operating activities	(692,139)	(3,663,158)

Cash flows from investing activities
Purchases of property and equipment	(4,661)	(44,002)
Capitalized product additions	(67,972)	(369,157)

Net cash used in investing activities	(72,633)	(413,159)

Cash flows from financing activities
Proceeds from issuance of mandatorily redeemable convertible preferred stock, net of issuance costs	470,167	1,117,079
Proceeds from convertible notes	300,000	3,000,062
Acquisition of treasury stock	—	(263)
Payments on capital lease obligations	(63,228)	(73,340)
Purchase of restricted stock	—	8,000

Net cash provided by financing activities	706,939	4,051,538

Net decrease in cash and cash equivalents	(57,833)	(24,779)
Cash and cash equivalents, beginning of period	65,289	90,068

Cash and cash equivalents, end of period	$7,456	$65,289

Supplemental disclosure of cash flow information
Cash paid for interest	$35,485	$—
Equipment purchased under capital lease	$—	$65,688
Conversion of note payable to mandatorily redeemable convertible preferred stock	$505,544	$2,885,366

The accompanying notes are an integral part of these financial statements.

INTEGRATIVE MEDICINE COMMUNICATIONS, INC.

Notes to Financial Statements

1.    Nature of the Business

        Integrative Medicine Communications, Inc. (the "Company") is an electronic information content provider and print publisher with a principal focus on alternative and complementary alternative medicine. The Company was formed in February 1998 and is headquartered in Newton, Massachusetts.

        Effective December 3, 2001, the Company was acquired by A.D.A.M., Inc. in exchange for 470,000 shares of A.D.A.M., Inc.'s common stock.

2.    Summary of Significant Accounting Policies

  Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents consist primarily of cash and money market instruments.

  Fair Value of Financial Instruments

        The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, and accounts payable, approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of capital lease obligations approximates fair value.

  Property and Equipment

        Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases, which involve a transfer of ownership, are amortized over the estimated useful life of the asset. Other property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

  Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of various print publications and electronic versions of the Company's content on CD-Roms. The Company evaluates inventory levels and expected usage on a periodic basis and records a reserve for estimated excess or obsolete inventory.

  Intangible Assets

        Intangible assets consist of purchased intellectual content, internally developed products, and goodwill relating to the acquisition of the rights to an established newsletter.

        Amortization of capitalized content and product development costs is provided at the greater of the ratio of current product revenue to the total of current and anticipated product revenue or on a straight-line basis over the estimated economic life of the products, which the Company has determined to generally be twenty-four months. The Company reviews the carrying value of intangibles for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. During the period ended November 30, 2001 and the year ended December 31, 2000, product development costs and purchased intellectual costs of $67,972 and $369,157, respectively, were capitalized and amortization expenses of $332,794 and $267,986, respectively, were recorded. During the period ended November 30, 2001 and the year ended December 31, 2000, goodwill amortization expenses of $43,992 and $92,197, respectively, were recorded.

  Revenue Recognition

        The Company sells its books through distributors to retail channel accounts and directly to end users. The Company recognizes revenue at the point in time there exists an enforceable agreement between the Company and its customers, after the delivery of the products, evidence of a fixed and determinable fee, and collectibility is reasonably assured. A portion of sales is made to distributors under agreements allowing limited rights of return. Based upon its historical experience and contractual obligations, the Company estimates future credits and returns and records a related allowance at the time the revenue is recognized.

        The gross amounts of prepaid subscriptions are credited to deferred revenue at the time an order is received. Revenue is recognized over the life of the subscription as issues are fulfilled. Subscription orders received without payment are recorded net of estimated reserves for nonpayment.

  Advertising Costs

        The Company follows the policy of expensing the direct costs of obtaining subscriptions, which primarily consist of direct mailing costs.

  Accounting for Stock-Based Compensation

        Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123.

  Stock Split

        On February 17, 2000, the Board of Directors approved a 4-for-1 stock split of the Company's common stock, affected in the form of a 100% stock dividend. The additional common shares were distributed simultaneously with the Board's activity to holders of record at that date.

        All references in this report to the number of shares, per share amount, and market prices of the Company's common stock have been restated to reflect the stock split and the resulting increased number of shares outstanding.

  Comprehensive Income

        SFAS No. 130, "Reporting Comprehensive Income" requires that all items which are to be recognized as components of comprehensive income be reported on a financial statement that is displayed with the same prominence as net income (loss). The Company's comprehensive loss was the same as its net loss for the period ended November 30, 2001 and for the year ended December 31, 2000.

  Mandatorily Redeemable Convertible Preferred Stock

        The carrying value of mandatorily redeemable convertible preferred stock is increased by periodic accretions so that the carrying amount will equal the redemption amount at the redemption date. These increases are effected through charges against additional paid-in capital ("APIC") and accumulated deficit.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Income Taxes

        Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. For the period ended November 30, 2001 and the year ended December 31, 2000, no single customer accounted for more than 10% of revenues.

  New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board issued SFAS No. 141 "Business Combinations" ("FAS 141") and SFAS No. 142 "Goodwill and Other Intangible Assets" ("FAS 142"). FAS 141 establishes rules governing business combinations and FAS 142 establishes rules governing the treatment of recognized goodwill and intangible assets. FAS 141 is effective for all business combinations initiated after June 30, 2001. The Company would be required to adopt FAS 142 for the fiscal year beginning January 1, 2002.

        In August 2001, the Financial Accounting Standards Board issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 establishes accounting and reporting standards for the impairment and disposition of long-lived assets. FAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company would be required to adopt FAS 144 for the fiscal year beginning January 1, 2002.

3.    Property and Equipment

	Estimated Useful Life (Years)	November 30, 2001	December 31, 2000
Equipment acquired under capital leases	3	$218,345	$218,345
Furniture and equipment	3 - 5	170,295	165,634
Leasehold improvements	5	29,220	29,220

		417,860	413,199
Less: accumulated depreciation and amortization		(307,220)	(199,578)

		$110,640	$213,621

        Amortization of equipment under capital leases totaled $62,952 and $67,683 for the period ended November 30, 2001 and for the year ended December 31, 2000, respectively.

        Depreciation expense for the period ended November 30, 2001 and for the year ended December 31, 2000 was $44,690 and $49,212, respectively.

4.    Convertible Notes

        In December 2000, the Company issued demand notes in the amount of $200,000. The notes provided for an interest rate of 9% per annum and were automatically convertible into Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") upon completion of the closing of the preferred stock financing. These notes and related interest were converted into Series C in January 2001.

5.    Mandatorily Redeemable Convertible Preferred Stock

        The Company authorized 3,512,491 shares of preferred stock and designated 240,000 shares as Series A Mandatorily Redeemable Convertible Preferred Stock ("Series A"); 1,434,063 shares as Series B Mandatorily Redeemable Convertible Preferred Stock ("Series B"); 986,443 shares of Series C; and 851,985 shares of Series D Mandatorily Redeemable Convertible Preferred Stock ("Series D").

        During 1998, the Company issued 208,000 shares of Series A, par value $0.01, for cash proceeds of $1,300,000. Also, the Company issued 32,000 shares of Series A through conversion of convertible notes of $200,000. Total issuance costs for Series A was $58,102.

        During 1999, the Company issued 303,875 shares of Series B, par value $0.01, for cash proceeds $2,431,000. Also, the Company issued 290,347 shares of Series B through conversion of convertible notes of $2,250,000 plus interest of $73,672. Total issuance costs for Series B was $90,478.

        In July 2000, the Company issued an additional 149,956 shares of Series B for cash proceeds of $1,199,585. Also, the Company issued 360,664 shares of Series B through conversion of convertible notes of $2,800,000 plus interest of $85,304. Total issuance costs for the second tranche of Series B was $82,505.

        In January 2001, the Company issued 655,797 shares of Series C, par value $0.01, for cash proceeds of $400,000. Also, in January 2001, the Company issued 330,646 shares of Series C through conversion of convertible notes of $200,000 plus interest of $1,678. Total issuance costs for Series C was $15,214.

        In August 2001, the Company issued 163,948 shares of Series D, par value $0.01, for cash proceeds of $100,000. Also, in August 2001, the Company issued 498,182 shares of Series D through conversion of convertible notes of $300,000 plus interest of $3,866. Total issuance costs for Series D was $14,603.

        The Company has accounted for Series A, Series B, Series C, and Series D as mandatorily redeemable convertible preferred stock. Accordingly, the Company is accruing dividends and amortizing any difference between the carrying value and the redemption value over the redemption period with a charge to APIC or accumulated deficit. For the period ended November 30, 2001 and for the year ended December 31, 2000, the total amount charged to APIC or accumulated deficit related to the mandatorily redeemable convertible preferred stock was $781,329 and $582,808, respectively.

        The following is a summary of the carrying value of the mandatorily redeemable convertible preferred stock at November 30, 2001 and December 31, 2000:

	2001	2000
Series A	$1,858,217	$1,704,822
Series B	9,936,951	9,387,820
Series C	641,620	—
Series D	412,895	—

	$12,849,683	$11,092,642

The rights, preferences and privileges with respect to Series A, Series B, Series C and Series D are as follows:

  Voting

        Each holder of Series A, Series B, Series C and Series D is entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A, Series B, Series C and Series D would be convertible.

  Dividends

        Holders of Series A, Series B, Series C and Series D are entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 8% per annum prior and in preference to any payment of any dividend on the common stock. Dividends on Series A are cumulative and accrue from the first anniversary of the date of issue. Dividends on Series B, Series C and Series D are cumulative and accrue from date of issue. Through November 30, 2001, no dividends have been declared or paid by the Company. For the period ended November 30, 2001 and for the year ended December 31, 2000, accrued cumulative dividends amounted to $505,427 and $500,302, respectively.

  Liquidation Preference

        In the event of a liquidation, dissolution or winding up of the Company, the holders of Series D receive priority in liquidation. Subsequent to the repayment of Series D, including accrued unpaid dividends thereon, holders of Series C will receive priority in liquidation. Subsequent to the repayment of Series D and Series C, including accrued unpaid dividends thereon, holders of Series B will receive priority in liquidation. Subsequent to the repayment of Series D, Series C and Series B, including accrued unpaid dividends thereon, holders of Series A will receive priority in liquidation. Any remaining assets of the Company shall be distributed ratably among the holders of Series D, Series C, Series B, Series A and common stock, in proportion to their liquidating preference. The holders of Series A, Series B, Series C and Series D are entitled to receive an amount equal to $6.25, $8.00, $0.60995, and $2.43980 per share plus any dividends declared but unpaid on such shares.

        Effective with the merger of the Company on December 3, 2001 with A.D.A.M., Inc., the Series D holders received the liquidation preference of 470,000 shares of common stock of A.D.A.M., Inc. These shares were distributed to the Series D holders on a pro-rata basis.

  Redemption

        Holders of Series A, Series B, Series C and Series D have the option to require the Company to redeem, on June 30, 2003, June 30, 2004 and June 30, 2005, 33.33%, 66.67% and 100%, respectively, of the total number of shares of preferred stock held by such holders. The redemption price for the preferred stock shall be the sum of the original purchase price, plus any accrued and unpaid dividends, plus the fair market value of such shares as determined in good faith by the holders of the shares being repurchased. The Company may be required to redeem the preferred stock upon an event of default, as defined.

  Conversion

        Each share of Series A, Series B, Series C and Series D, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing each series' respective issue price by the conversion price in effect at the time. The initial conversion price of Series A, Series B, Series C and Series D is $1.5625, $2.00, $0.60995 and $0.60995, respectively, and is subject to adjustment in accordance with antidilution provisions contained in the Company's Articles of Incorporation. Conversion is automatic immediately upon the closing of a firm commitment, underwritten public offering registered under the Securities Act of 1933, with a market valuation of the Company of at least $15,000,000 and in which the price per share of common stock equals or exceeds $6.00 per share.

  Warrants

        In connection with the issuance of convertible notes by the Company in January 2000, the Company granted warrants to purchase 31,250 shares of Series B at an exercise price of $8.00. The warrants expire upon the earlier of (i) January 26, 2005, (ii) the effective date of an initial public offering of the Company's common stock or (iii) the effective date of a merger or consolidation of the Company with another entity, or the sale of all or substantially all of its assets. In accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants," a total of $23,182 of the proceeds from the convertible notes was allocated to the warrants based on a calculation using the Black-Scholes option pricing model. During 2000, this discount on the convertible notes was amortized as a non-cash charge to interest expense.

6.    Common Stock

        Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

7.    Stock Option Plan

        In 1998, the Company adopted the 1998 Stock Plan (the 1998 Plan). Under the 1998 Plan and subsequent amendment dated July 14, 1999, the Board of Directors may grant incentive stock options, nonqualified stock options and stock purchase rights. Incentive stock options may be options, only to employees, with the exercise price not less that 100% of the fair market value on the date of grant, or in the case of 10% or greater stockholders, not less than 110% of the fair market value. Nonqualified stock options and stock purchase rights may be granted to key employees, directors or consultants of the Company. The exercise price of each nonqualified stock option and stock purchase right is determined by the Board of Directors, but shall not be less than the fair value of the common stock on the date of grant. All options vest over a four-year period, 25% after the first year and ratably on a monthly basis thereafter. Granted options expire within 10 years, or in the case of 10% or greater stockholders, within 5 years. Stock purchase rights vest ratably on an annual basis over the term specified in each grantee's restricted stock purchase agreement. Unvested shares issued pursuant to an exercise of stock purchase rights are subject to repurchase at the purchase price by the Company upon termination of employment or consulting services, as applicable. Upon a change of control, options and stock purchase rights granted under the 1998 Plan are subject to certain alternatives as noted in the 1998 Plan agreement.

        The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation cost has been recognized for employee stock-based compensation in 2001 and 2000. Had compensation cost been determined based on the fair value at the grant dates for awards in 2001 and 2000, consistent with the provisions of SFAS No. 123, the Company's net loss would have been $(1,456,395) and $(4,309,371), respectively. Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

        The minimum value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during 2000: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 6.084%; and an expected life of 5 years. There were no option grants during 2001.

        The following table summarizes the activity of the Company's stock option plan:

	January 1, 2001 to November 30, 2001		Year Ended December 31, 2000
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding—beginning of period	786,628	$0.209	411,200	$0.298
Granted at fair value	—	$—	695,228	$0.200
Exercised	—	$—	(40,000)	$0.200
Cancelled	(207,576)	$0.200	(279,800)	$0.177

Outstanding—end of period	579,052	$0.212	786,628	$0.209

Exercisable at end of period	246,208
Weighted average grant date fair value		$0.214		$0.208

        The following table summarizes information about stock options outstanding at November 30, 2001:

	Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life
Range of Exercise Price	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.156	80,000	6.93	$0.156	61,329	$0.168
$0.200	447,052	8.62	$0.200	154,534	$0.200
$0.400	52,000	7.67	$0.400	30,345	$0.400

	579,052			246,208

8.    Income Taxes

        Deferred tax assets (liabilities) consist of the following:

	November 30, 2001	December 31, 2000
Deferred tax assets
Net operating loss carryforwards	$4,018,561	$3,710,302
Organizational and start-up expenses	99,278	150,034
Reserves	50,506	62,009
Bad debt	7,336	30,064
Goodwill	60,665	46,271
Depreciation	21,264	7,127
Capitalized research	78,025	—
Deferred income	291,905	—
Other	85,189	42,223

Total deferred assets	4,712,729	4,048,030

Deferred tax liabilities
Other	—	—

Total deferred tax liabilities	—	—

Net deferred tax assets	4,712,729	4,048,030
Valuation allowance	(4,712,729)	(4,048,030)

	$—	$—

        At November 30, 2001, the Company had federal net operating loss carryforwards of approximately $10,046,000 available to reduce future taxable income. These net operating loss carryforwards expire beginning in 2019. At November 30, 2001 and December 31, 2000, the Company has recorded a valuation allowance equal to its net deferred tax assets as management believes it is more likely than not that the net deferred tax assets will not be realized.

        Under the provision of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carryforwards that can be used in future years.

9.    Commitments

        The Company has operating lease commitments for its facilities and certain equipment as well as capital lease commitments for certain equipment that expire through 2004 and 2002, respectively.

        The approximate future minimum payments under these leases as of November 30, 2001, are as follows:

Year Ending November 30,	Operating Lease	Capital Lease
2002	$119,128	$36,306
2003	119,227	5,289
2004	11,673	—

Total future minimum lease payments	$250,028	41,595

Less—amounts representing interest		(3,567)

Present value of future minimum lease payments		38,028
Less—current portion		32,859

		$5,169

        Total rent expense for the period ended November 30, 2001 and for the year ended December 31, 2000 was approximately $108,000 and $111,000, respectively.

        The Company is party to employment agreements with certain executives which provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

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